Exhibit 4.1
Execution Copy
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement") is made and entered into as of May 19, 2008, by and among Heckmann Corporation, a Delaware corporation (the “Company"), and the investors signatory hereto (each a “Investor” and collectively, the “Investors") and will be effective at the Effective Time of the Merger described below.
WHEREAS, concurrently with the execution of this Agreement and as a condition to the Company and Investors’ entering into this Agreement, the Company and certain Investors who are holders of China Water & Drinks, Inc.’s (“CWDK”) 5% Convertible Notes due January 29, 2011 (the “Notes”), which are convertible into shares of CWDK’s common stock, are entering into a conversion agreement (the “Conversion Agreement”), pursuant to which such holders will, subject to the terms thereof, among other things, convert their Notes into CWDK common stock, execute and deliver a written election to acquire all stock in a merger involving CWDK and the Company (the “Merger”), and release certain liens in their favor, and in consideration for such conversion, stock election and release, CWDK will grant to such holders the right to a Contingent Payment (as defined in the Conversion Agreement), which may at the Company’s discretion be payable, in all or in part, in shares of the Company’s common stock (such stock, the “Contingent Payment Stock”).
WHEREAS, concurrently with the execution of this Agreement and as a condition to the Company and Investors’ entering into this Agreement, CWDK and certain specified holders of CWDK common stock are entering into a release agreement (the “Release Agreement”), pursuant to which each such holder will execute and deliver an election to receive all stock in the Merger, release certain obligations and waive certain potential defaults of CWDK, if any, and release Xu Hong Bin from his obligations under the Make Good Escrow Agreement, and in consideration for such stock election, waiver and release, the Company will grant to such holders the right to a Contingent Payment (as defined in the Release Agreement).
This Agreement is made in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among the Company and the signatories thereto (the “Merger Agreement"), the Conversion Agreement and the Release Agreement.
This Agreement is a material inducement to the Investors entering into the Conversion Agreement and Release Agreement, as applicable.
The Company and the Investors hereby agree as follows:
1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Conversion Agreement will have the respective meanings given such terms in the Conversion Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 6(d).
“Closing Date” has the meaning set forth in the Merger Agreement.
“Commission” means the Securities and Exchange Commission.
“Commission Comments” means written comments which are received by the Company from the Commission to a filed Registration Statement, a copy of which shall have been provided by the Company to the Holders, which either (i) requires the Company to limit the number of Registrable Securities which may be included therein to a number which is less than the number sought to be included thereon as filed with the Commission or (ii) requires the Company to exclude Contingent Payment Stock issuable to certain Holders from such Registration Statement.
“Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.
“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of: (i) the 90th day following the Closing Date; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (a)(i) shall be the 120th day following the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to a Registration Statement required to be filed under Section 2(b), the earlier of: (i) the 90th day following the date Contingent Payment Stock becomes issuable to Holders pursuant to the Conversion Agreement; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (b)(i) shall be the 120th day following the date on which the Contingent Payment Stock becomes issuable to Holders, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is no longer subject to further review and comments.
“Effectiveness Period” means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on the earliest to occur of (a) the second anniversary of such Effective Date, (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (c) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the thirtieth calendar day following the Closing Date; and (b) with respect to any additional Registration Statements required to be filed pursuant to Section 2(b), the thirtieth calendar day following the date Contingent Payment Stock becomes issuable to Holders.
“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.
“Indemnified Party” has the meaning set forth in Section 5(c).
“Indemnifying Party” has the meaning set forth in Section 5(c).
“Losses” has the meaning set forth in Section 5(a).
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, a “free writing prospectus” as defined in Rule 405 under the Securities Act and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means: (i) the Parent Common Stock issuable to Holders in connection with the Merger, (ii) the Contingent Payment Stock, (iii) and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i) or (ii) above.
“Registration Statement” means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statements required to be filed under this Agreement, including in each case the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended.
2. Registration.
(a) On or prior to its applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities (including Contingent Payment Stock, whether or not such Contingent Payment Stock is then issuable) not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement required to be filed under this Agreement shall be filed on Form S-1 (or if the Company is then eligible to utilize Form S-3 promulgated under the Securities Act, on Form S-3, or if another form of registration is required, it shall utilize such other available form appropriate for such purpose) and contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder’s written consent) a “Plan of Distribution” section in substantially the form attached hereto as Annex A. The Company shall cause each Registration Statement required to be filed under this Agreement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its reasonable best efforts to keep each such Registration Statement continuously effective during its entire Effectiveness Period. By 5:00 p.m. (New York City time) on the business day immediately following the Effective Date of each Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).
(b) If for any reason a Registration Statement is effective but not all outstanding Registrable Securities are registered for resale pursuant thereto, then the Company shall prepare and file by the applicable Filing Date an additional Registration Statement to register the resale of all such unregistered Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.
(c) Each Holder agrees to furnish to the Company a completed Questionnaire in substantially the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”).
3. Registration Procedures.
In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than four trading days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed, which documents will be subject to the review of such Holder. The Company shall use commercially reasonable efforts to reflect in such documents such comments as the Holders and their respective counsel may reasonably propose. The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholder” section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented). The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which it (i) characterizes any Holder as an underwriter, (ii) excludes a particular Holder due to such Holder refusing to be named as an underwriter, or (iii) reduces the number of Registrable Securities being registered on behalf of a Holder except pursuant to, in the case of subsection (iii), the Commission Comments, without, in each case, such Holder’s express written authorization.
(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement(s) and the disposition of all Registrable Securities covered by each Registration Statement; and (v) take such action as may be necessary so that (A) each Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) each Prospectus, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three trading days prior to such filing and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence of any material pending corporate development that, in the discretion of the Company upon advice of counsel, makes it appropriate to suspend, in accordance with Section 6(d) herein, the availability of a Registration Statement and the related Prospectus. For purposes of Section 3(c)(iv), “notification” shall include the dissemination of a press release or similar announcement in the ordinary course, or the filing of any report or registration statement under the federal securities laws.
(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
(e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.
(f) Prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States as any Holder may request, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement(s).
(g) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(h) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement(s), which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.
(j) In the event that any broker-dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(1) of the FINRA Conduct Rules (or any successor provision thereto)) of the Company or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the FINRA Conduct Rules (or any successor provision thereto)) and such broker-dealer shall be intended to underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statements, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, and such Holder cannot by reasonable efforts appoint an alternative broker-dealer then the Company shall assist such broker-dealer in complying with the requirements of the FINRA Conduct Rules, including, without limitation, by (A) engaging a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the FINRA Conduct Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the FINRA Conduct Rules.
(k) Make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statements, (ii) the effective date of each post-effective amendment to the Registration Statements, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statements, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(l) Use its reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities contemplated hereby.
4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
5. Indemnification.
(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss is or would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty five trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section 5(d) to contribute shall be several in proportion to the number of Registrable Securities sold by them and not joint.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
6. Miscellaneous.
(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
(b) No Piggyback on Registrations. Except as and to the extent specified in Schedule 6(b), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders. The Company may not file any other registration statement following the Effective Time of the Merger (other than on Form S-8) until after the fifteenth day following such date as the initial Registration Statement required to be filed in accordance with Section 2(a) has been filed with the Commission.
(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(c)(v) or (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, the Company may not suspend the availability of any Registration Statement, and the Holder shall not be required to discontinue disposition of Registrable Securities pursuant to this Section, for an aggregate of more than thirty trading days during any 365-day period (which need not be on consecutive days). The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than the Company’s registration statement registering 50,000,000 Units of the Company (File No. 333-144056) and any successor registration statement thereto or registration statements on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks and lockups applicable to all holders of registration rights.
(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 6(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder’s prior written consent. Section 2(a) may not be amended or waived except by written consent of each Holder affected by such amendment or waiver.
(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Heckmann Corporation
75080 Frank Sinatra Drive
Palm Desert, California 92211
Attn: Don Ezzell
Facsimile: (760) 341-3727

With a copy to:	DLA Piper US LLP
2415 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Facsimile: (480) 606-5524
Attn.: Steven D. Pidgeon, Esq.

If to a Investor:	To the address set forth under such Investor’s name on the signature pages hereto.
If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company

With a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Facsimile: (212) 294-4700
Attn.: Eric L. Cohen, Esq.
or such other address as may be designated in writing hereafter, in the same manner, by such Person.
(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Conversion Agreement.
(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
(j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
(k) Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware. Each of the parties hereto agrees that a final judgment in any such action or proceeding and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Legal Requirements.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(m) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(n) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(o) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(p) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.
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SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann

Name: Richard J. Heckmann Title: Chief Executive Officer and Chief Financial Officer
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SIGNATURE PAGES OF INVESTORS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Barend Pennings

Name: Barend Pennings Title: Managing Director

ADDRESS FOR NOTICE

c/o:	Goldman Sachs (Asia) LLC

Street:	Cheung Kong Center / 62nd Floor

2 Queen’s Road Central

City/State/Zip:	Hong Kong

Attention:	Raymond Chow / Stella Ngan

Tel:	(852) — 2978-0432

Fax:	(852) — 2233-5619

Email:	ficc-1stops-hk@gs.com

Cc:	Sullivan & Cromwell, LLP

Street:	28th Floor, Nine Queen’s Road Central

City/State/Zip:	Hong Kong

Attention:	William Y. Chua, Esq.

Tel:	(852) — 2826-8632

Fax:	(852) — 2522-2280

Email:	chuaw@sullcrom.com

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

THE PINNACLE FUND, L.P.

By:	PINNACLE ADVISORS, L.P., its General Partner

	By:	PINNACLE FUND MANAGEMENT, LLC, its General Partner

		By:	/s/ Barry M. Kitt

			Name:	Barry M. Kitt
			Title:	Sole Member

ADDRESS FOR NOTICE

c/o:	The Pinnacle Fund, L.P.

Street:	4965 Preston Park Blvd., Suite 240

City/State/Zip:	Plano, Texas 75093

Attention:	Barry M. Kitt

Tel:

Fax:	(972) 985-2121

Email:

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

PINNACLE CHINA FUND, L.P.

By:	PINNACLE CHINA ADVISORS, L.P., its General Partner

	By:	PINNACLE CHINA MANAGEMENT, LLC, its General Partner

		By:	KITT CHINA MANAGEMENT, LLC, its manager

			By:	/s/ Barry M. Kitt

				Name:	Barry M. Kitt
				Title:	Manager

ADDRESS FOR NOTICE

c/o:	The Pinnacle Fund, L.P.

Street:	4965 Preston Park Blvd., Suite 240

City/State/Zip:	Plano, Texas 75093

Attention:	Barry M. Kitt

Tel:

Fax:	(972) 985-2121

Email:

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

LIBERTY HARBOR MASTER FUND I, L.P.
By:	Liberty Harbor I GP, LLC, its general partner

By:	/s/ Brendan McGovern

	Name:	Brendan McGovern
	Title:	Vice President

ADDRESS FOR NOTICE

c/o:	Liberty Harbor I GP, LLC

Street:	1 New York Plaza

City/State/Zip:	New York, NY 10004

Attention:	Brendon McGovern; Jon Yoder

Tel:	212-357-5817; 212-902-0328

Fax:	646-835-3510; 212-256-5597

Email:	Brendan.mcgovern@libertyharborllc.com; jon.yoder@gs.com

Annex A
Plan of Distribution
The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:
ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
an exchange distribution in accordance with the rules of the applicable exchange;
privately negotiated transactions;
to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
a combination of any such methods of sale; and
any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

A-1

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.
The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
The Company has advised each Selling Stockholder that it is the view of the Commission that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.
The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

A-2

Annex B
HECKMANN CORPORATION

Selling Securityholder Notice and Questionnaire
The undersigned beneficial owner of common stock (the “Common Stock”), of Heckmann Corporation, a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of May  _____  , 2008 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:
Type and Principal Amount of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:
(a)	Are you a broker-dealer?
Yes ☐       No ☐
Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(b)	Are you an affiliate of a broker-dealer?
Yes ☐       No ☐
(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐       No ☐
Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, the undersigned did not hold any position or office and did not have any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7. The Company has advised each Selling Stockholder that it is the view of the Commission that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65. If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.
The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name: Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:
☐